MBIA INC.


                                    BY-LAWS





                                As Amended as of

                                 March 19, 1998

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                                   MBIA Inc.

                                    BY-LAWS

                               TABLE OF CONTENTS


SECTION                                                                    PAGE

                                          ARTICLE I
                                        SHAREHOLDERS

1.01               Annual Meetings . . . . . . . . . . . . . . . . . . . . 1
1.02               Special  Meetings . . . . . . . . . . . . . . . . . . . 1
1.03               Notice of Meetings; Waiver. . . . . . . . . . . . . . . 1
1.04               Quorum. . . . . . . . . . . . . . . . . . . . . . . . . 2
1.05               Voting  . . . . . . . . . . . . . . . . . . . . . . . . 2
1.06               Adjournment . . . . . . . . . . . . . . . . . . . . . . 2
1.07               Proxies . . . . . . . . . . . . . . . . . . . . . . . . 3
1.08               Organization; Procedure . . . . . . . . . . . . . . . . 3
1.09               Order of Business . . . . . . . . . . . . . . . . . . . 3

                                         ARTICLE II
                                     BOARD OF DIRECTORS

2.01               General  Powers . . . . . . . . . . . . . . . . . . . . 5
2.02               Number  . . . . . . . . . . . . . . . . . . . . . . . . 5
2.03               Qualifications of Directors . . . . . . . . . . . . . . 5
2.04               Election  and Term of Directors . . . . . . . . . . . . 5
2.05               Regular  Meetings . . . . . . . . . . . . . . . . . . . 6
2.06               Special  Meetings; Notice . . . . . . . . . . . . . . . 6
2.07               Quorum;  Voting . . . . . . . . . . . . . . . . . . . . 6
2.08               Adjournment . . . . . . . . . . . . . . . . . . . . . . 7
2.09               Action Without a Meeting  . . . . . . . . . . . . . . . 7
2.10               Regulations; Manner of Acting . . . . . . . . . . . . . 7
2.11               Resignations  . . . . . . . . . . . . . . . . . . . . . 7
2.12               Removal  of Directors . . . . . . . . . . . . . . . . . 7
2.13               Vacancies and Newly Created
                        Directorships . . . . .. . . . . . . . . . . . . . 7
2.14               Compensation  . . . . . . . . . . . . . . . . . . . . . 8
2.15               Action by Telephonic Communications . . . . . . . . . . 8

                                         ARTICLE III

                          EXECUTIVE COMMITTEE AND OTHER COMMITTEES

3.01               How Constituted . . . . . . . . . . . . . . . . . . . . 8
3.02               Powers  . . . . . . . . . . . . . . . . . . . . . . . . 8
3.03               Proceedings . . . . . . . . . . . . . . . . . . . . . . 9
3.04               Quorum and Manner of Acting . . . . . . . . . . . . . . 9
3.05               Resignations  . . . . . . . . . . . . . . . . . . . . . 10
3.06               Removal . . . . . . . . . . . . . . . . . . . . . . . . 10
3.07               Vacancies . . . . . . . . . . . . . . . . . . . . . . . 10

                                         ARTICLE IV
                                          OFFICERS

4.01               Number  . . . . . . . . . . . . . . . . . . . . . . . . 10
4.02               Election  . . . . . . . . . . . . . . . . . . . . . . . 10
4.03               Removal  and Resignation; Vacancies . . . . . . . . . . 10
4.04               Authority  and Duties of Officers . . . . . . . . . . . 11

4.05               The  Chairman . . . . . . . . . . . . . . . . . . . . . 11
4.06               The  Secretary  . . . . . . . . . . . . . . . . . . . . 11
4.07               Additional  Officers  . . . . . . . . . . . . . . . . . 12
4.08               Security  . . . . . . . . . . . . . . . . . . . . . . . 12

                                          ARTICLE V
                                        CAPITAL STOCK

5.01               Certificates  of Stock  . . . . . . . . . . . . . . . . 12
5.02               Lost,  Stolen or Destroyed Certificates . . . . . . . . 13
5.03               Transfers of Stock; Registered
                       Shareholders  . . . . . . . . . . . . . . . . . . . 13
5.04               Record  Date  . . . . . . . . . . . . . . . . . . . . . 13
5.05               Transfer  Agent and Registrar . . . . . . . . . . . . . 14

                                         ARTICLE VI
                                           OFFICES

6.01               Registered  Office  . . . . . . . . . . . . . . . . . . 14
6.02               Other  Offices  . . . . . . . . . . . . . . . . . . . . 14

                                         ARTICLE VII
                                     GENERAL PROVISIONS

7.01               Dividends . . . . . . . . . . . . . . . . . . . . . . . 15
7.02               Reserves  . . . . . . . . . . . . . . . . . . . . . . . 15
7.03               Execution  of Instruments . . . . . . . . . . . . . . . 15
7.04               Deposits  . . . . . . . . . . . . . . . . . . . . . . . 15
7.05               Checks, Drafts, etc.  . . . . . . . . . . . . . . . . . 15
7.06               Sale,  Transfer, etc. of Securities . . . . . . . . . . 15
7.07               Voting  as Shareholder  . . . . . . . . . . . . . . . . 16
7.08               Fiscal  Year  . . . . . . . . . . . . . . . . . . . . . 16
7.09               Seal  . . . . . . . . . . . . . . . . . . . . . . . . . 16
7.10               Books  and Records; Inspection  . . . . . . . . . . . . 16

                                        ARTICLE VIII
                                    AMENDMENT OF BY-LAWS

8.01               Amendment   . . . . . . . . . . . . . . . . . . . . . . 16

                                    BY-LAWS


                                   ARTICLE I

                                  SHAREHOLDERS


          Section 1.01. ANNUAL MEETINGS. The Annual Meeting of the shareholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held on the first Thursday in May at 10:00 A.M. at such place, either within or without the State of Connecticut, or at such other date and hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. Any previously scheduled Annual Meeting may be postponed by resolution of the Board of Directors upon notice given on or prior to the date previously scheduled for such Annual Meeting of the shareholders. [Section 33-695(a)(b).]{1}

          Section 1.02. SPECIAL MEETINGS. Special Meetings of the shareholders may be called at any time by the Chairman, the Vice Chairman, the Secretary, or any two Directors. A Special Meeting shall be called by the Chairman or the Vice Chairman, immediately upon receipt of a written request therefor delivered to the Secretary of the Corporation by shareholders holding not less than 10% of the voting power of all shares entitled to vote at the meeting, which request shall state the purpose or purposes of such meeting. If the Chairman or the Vice Chairman shall fail to call such meeting within 15 days after receipt of such request, any shareholder executing such request may call such meeting. Such Special Meetings of the shareholders shall be held at such places, within or without the State of Connecticut, as shall be specified in the respective notices or waivers of notice thereof. At any Special Meeting of shareholders, only such business may be transacted as is related to the purposes set forth in the notice thereof. [Section 33-696.]

               Section 1.03. NOTICE OF MEETINGS: WAIVER. A notice in writing of each meeting of shareholders shall be given by or at the direction of the Chairman or the Vice Chairman or Secretary or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting, by leaving such notice with the shareholder or at the shareholder's residence or usual place of business, or by mailing a copy thereof addressed to such shareholder at the last-known post-office address as last shown on the stock records of the Corporation, postage prepaid, not less than ten days nor more than 60 days before the date of the meeting. Each notice of a meeting of shareholders shall state the place, date and hour of the meeting. The general purpose or purposes for which a Special Meeting is called shall be stated in the notice thereof, and no other business shall be transacted at the meeting.

               No notice of any meeting of shareholders need be given to any shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in a written waiver of notice. The Secretary of the Corporation shall cause any such waiver to be filed with the records of the meeting. The attendance of any shareholder, in person or by proxy, at a meeting of shareholders without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such shareholder of notice of such meeting.

               Except as set forth in Section 1.06 of these By-Laws, notice of any adjourned meeting of the shareholders of the Corporation need not be given. [Sections 33-699, 33-700.]

               Section 1.04. QUORUM. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business at such meeting. The shareholders present at a duly held meeting at which a quorum is present may continue to do business for the remainder of the meeting and any adjournment of it unless a new record date is or must be set for the adjourned meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. [Section 33-709.]

               Section 1.05. VOTING. Every holder of record of shares entitled to vote at a meeting of shareholders shall be entitled to one vote for each share standing in his or her name on the books of the Corporation on the record date fixed pursuant to Section 5.04 of these By-Laws. Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent or proxy as the By-Laws of such corporation may provide, or in the absence of such provision, as the Board of Directors of such Corporation may determine. If a meeting of shareholders is duly held and if a quorum exists, action on a matter, other than the election of Directors, is approved by the shareholders if the votes cast by the shareholders favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation, these By-laws or the law requires a greater number of affirmative votes. [Sections 33-705, 33-709.]

               Section 1.06. ADJOURNMENT. If a quorum is not present at any meeting of the shareholders, the shareholders present in person or by proxy shall have the power to adjourn any such meeting until a quorum is present, without notice other than announcement at any such meeting of the place, date and hour to which such meeting is adjourned. However, if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting pursuant to Section
5.04 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each shareholder of record entitled to vote at such meeting. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 33-699(e).]

               Section 1.07. PROXIES. Every person entitled to vote or execute consents, waivers or releases in respect of shares may do so either in person or by one or more agents authorized by a written proxy executed by such person. No such proxy shall be voted or acted upon after the expiration of 11 months from the date of such proxy, unless it expressly specifies a longer length of time for which it is to continue in force or limits its use to a particular meeting not yet held. Every proxy shall be revocable at the will of the shareholder executing it, unless it states that it is irrevocable and the appointment of proxy is coupled with an interest. An appointment of a proxy is effective when received by the Secretary of the Corporation or other officer or agent authorized to tabulate votes. [Section 33-706.]

               Section 1.08. ORGANIZATION; PROCEDURE. At every meeting of shareholders the presiding officer shall be the Chairman or, in the event of his absence or disability, the Vice Chairman, or in the absence of such officers, a presiding officer chosen by a majority of the shareholders present in person or by proxy. The order of business and all other matters of procedure at every meeting of shareholders may be determined by such presiding officer. The Secretary, or, in his absence, an appointee of the presiding officer, shall act as Secretary of the meeting.

               Section 1.09.  ORDER OF BUSINESS.

          (a) At any Annual Meeting or Special Meeting of the shareholders, only such business shall be conducted as shall have been brought before the Annual Meeting or the Special Meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder who complies with the procedures set forth in this Section 1.09.

          (b) For business properly to be brought before an Annual Meeting or Special Meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the Annual Meeting or Special Meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the Annual Meeting or Special Meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting or Special Meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the Annual Meeting or Special Meeting:
               (i) a brief description of the business desired to be brought before the Annual Meeting or Special Meeting and the reasons for conducting such business at the Annual Meeting or Special Meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an Annual Meeting or Special Meeting except in accordance with the procedures set forth in this Section 1.09. The chairman of an Annual Meeting or Special Meeting shall, if the facts warrant, determine and declare to the Meeting, that business was not properly brought before such Meeting in accordance with the provisions of this
               Section 1.09 and, if he or she should so determine, he or she shall so declare to such meeting and any such business not properly brought before such meeting shall not be transacted.

          (c) For a shareholder to nominate persons for election to the Board of Directors of the Corporation, the shareholder may nominate persons for election as Directors only if such intention to make such nomination is given by timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice of nomination must be delivered to or mailed and received at the principal offices of the Corporation not less than 60 days nor more than 90 days prior to the Annual Meeting or Special Meeting at which Directors will be elected; provided however, that in the event that less than 70 days' notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of such meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required under the rules and regulations of the Securities and Exchange Commission (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such shareholder and, (ii) the class and number of shares of stock of the Corporation which are beneficially owned by such shareholder. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures of this
               Section 1.09 and, if the chairman of the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.


                                   ARTICLE II

                               BOARD OF DIRECTORS


          Section 2.01. GENERAL POWERS. All the powers of the Corporation shall be exercised by or under the authority of the Board of Directors, and except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. [Section 33-735(b).]

          Section 2.02. NUMBER. The number of Directors constituting the entire Board of Directors shall be not less than three and not more than 15, and the number of directorships at any time within such maximum and minimum shall be the number fixed by resolution of the shareholders or by resolution adopted by a 66-2/3% vote of the Board of Directors or, in the absence thereof, shall be the number of Directors elected at the preceding Annual Meeting of shareholders [Section 33-737.]

          Section 2.03. QUALIFICATIONS OF DIRECTORS. Directors need not be residents of the State of Connecticut or shareholders of the Corporation. [Section 33-736.]

          Section 2.04. ELECTION AND TERM OF DIRECTORS. Except as otherwise provided in Section 2.14 of these By-Laws, the Directors shall be elected at each Annual Meeting of the shareholders to hold office until the next Annual Meeting of shareholders. Each Director shall hold office for the term for which he or she is elected and until such director's successor has been duly elected and qualified, or until a earlier death, resignation, removal or a court order stating that by reason of incompetency or any other lawful cause, he or she is no longer a Director in office. If the Annual Meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the shareholders for the election of Directors, at which a quorum is present, the Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in such election. [Sections 33-712, 33-737, 33-739]

          Section 2.05. REGULAR MEETINGS. The Board of Directors shall meet for the purpose of electing officers and appointing committees, if any, and for the transaction of such other business as may properly come before such meeting, immediately following adjournment of the Annual Meeting of the shareholders at the place of such Annual Meeting of the shareholders. Notice of such meeting of the Board of Directors need not be given. Additional regular meetings of the Directors may be held at such places, dates and times as shall be determined from time to time by resolution of the Directors.
Notice of regular meetings need not be given, except that if the Board of Directors shall fix or change the time or place of any such regular meeting, notice of such action shall be mailed promptly, or sent by telegram or facsimile, to each Director who shall not have been present at the meeting at which such action was taken, addressed to such Director at his or her usual place of business, or shall be delivered personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 33-748, 33-750.]

          Section 2.06. SPECIAL MEETINGS; NOTICE. Special Meetings of the Board of Directors shall be held whenever called by the Chairman, the Vice Chairman, the Secretary or any two Directors, at such place (within or without the State of Connecticut), as may be specified in the respective notices or waivers of notice of such meetings. At least two days' written or oral notice of Special Meetings of the Board of Directors shall be given to each Director. A written waiver of notice signed by a Director entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. The Secretary of the Corporation shall cause any such waiver to be filed with the records of the meeting.
The attendance of a Director at a meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by such Director of notice of such meeting. No notice need be given of any adjourned meeting, unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of this section shall be given to each Director. [Sections 33-750, 33-751.]

          Section 2.07. QUORUM; VOTING. Except as provided in the Certificate of Incorporation of this Corporation, a majority of the number of directorships at the time shall constitute a quorum for the transaction of business. Except as otherwise provided herein, required by law or the Certificate of Incorporation of this Corporation, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 33-752.]

          Section 2.08. ADJOURNMENT. A majority of the Directors present, whether or not quorum is present, may adjourn any meeting of the Board of Directors to another time or place. Notice of the adjourned meeting shall be given to the extent required by Section
2.05 of these By-Laws.

          Section 2.09. ACTION WITHOUT A MEETING. If all the Directors severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such Directors constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. The Secretary shall file such consents with the minutes of the meetings of the Board of Directors. [Section 33-749.]

          Section 2.10. REGULATIONS; MANNER OF ACTING. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such. At every meeting of the Board of Directors, the presiding officer shall be the Chairman or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the Directors present.

          Section 2.11. RESIGNATIONS. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Board of Directors. Such resignation shall be effective immediately upon receipt by the Corporation if no time is specified, or at such later time as the resigning Director may specify. [Section 33-741.]

          Section 2.12. REMOVAL OF DIRECTORS. Any Director or Directors my be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a Special Meeting of the shareholders called for such purpose, which purpose must be set forth in the notice of the meeting. [Section 33-742.]

          Section 2.13. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject to the provisions of Section 2.02 hereof, any newly created directorships resulting from any increase in the number of Directors and any vacancies occurring on the Board of Directors for any other reason shall be filled for the unexpired term by a vote of 66-2/3% of the Board of Directors (measuring the percentage of the directorships on the Board of Directors, in the case of any vacancy occurring by reason of an increase in the number of directorships, by the percentage prior to the vote on the increase). [Section 33-744.]

          Section 2.14. COMPENSATION. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be approved from time to time by the Board of Directors. [Section 33-745.]

          Section 2.15. ACTION BY TELEPHONIC COMMUNICATIONS. Members of the Board of Directors, or any Committee designated by the Board, may participate in a meeting of the Board of Directors or such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 33-748(b).]


                                  ARTICLE III

           EXECUTIVE COMMITTEE, AUDIT COMMITTEE AND OTHER COMMITTEES


          Section 3.01. HOW CONSTITUTED. The Board of Directors, by resolution or resolutions adopted by a vote of 66-2/3% of the Board of Directors, may designate two or more Directors to constitute an Executive Committee, an Audit Committee or other Committees. The Board may so designate one or more Directors as alternate member(s) of any Committee who may replace any absent or disqualified member(s) at any meeting of the Committee. Any such Committee may be abolished or redesignated from time to time by resolution or resolutions similarly adopted by the Board of Directors. Each such Committee shall serve at the pleasure of the Board of Directors. Each member of any such Committee shall hold office until a successor shall have been designated or until such member shall cease to be a Director, or until his or her earlier death, resignation or removal. [Section 33-753.]

          Section 3.02. POWERS. During the intervals between the meetings of the Board of Directors, unless otherwise provided from time to time by resolutions adopted by a vote of 66-2/3% of the Board of Directors, the Executive Committee, if such a Committee shall have been established, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject to the limitations set forth below. No Committee, including the Executive Committee, shall have any power or authority in reference to the following matters:

          (a) the declaration of any distribution or dividend in respect of shares of stock of the Corporation;

          (b) approving or proposing to shareholders any action as to which shareholder approval is required by law;

          (c) the filling of vacancies on the Board of Directors or on any Committee thereof;

          (d) the amendment of the Certificate of Incorporation pursuant to Section 33-796 of the Connecticut Business
     Corporation Act;

          (e) the amendment or repeal of the By-Laws, or the adoption of new By-Laws;

          (f) the approval of a plan of merger not requiring shareholder approval;

          (g) the authorization or approval of the reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or

          (h) the authorizing or approving of the issuance or sale or contract for sale of shares, or the determination of the designation and relative rights, preferences and limitations of a class or series of shares, except that the Board of Directors may authorize a Committee or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

Subject to the foregoing limitations, each other such Committee shall have and may exercise such powers of the Board as may be provided by resolution or resolutions similarly adopted. [Section 33-753(e)(f).]

               Section 3.03. PROCEEDINGS. Any such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Connecticut), at such date and time and upon such notice, if any, as it shall determine from time to time. Such Committee shall keep a record of its proceedings and shall report any such proceedings to the Board of Directors at the first meeting of the Board of Directors following any such proceedings.

               Section 3.04. QUORUM AND MANNER OF ACTING. Except as may be otherwise provided in the resolution designating any such Committee, at all meetings of any such Committee the presence of members constituting a majority of the total authorized membership of such Committee, but in no event less than two, shall constitute a quorum for the transaction of business; and the act of the majority of the members present at any meeting at which a quorum is present, but in no event less than two, shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Sections 33-749, 33-752, 33-753(d).]

               Section 3.05.  RESIGNATIONS.  Any member of any
Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon delivery.

               Section 3.06.  REMOVAL.  Any member of any such
Committee may be removed at any time, with or without cause, by resolution adopted by a vote of 66-2/3% of the Board of Directors.

               Section 3.07. VACANCIES. If any vacancy shall occur in any such Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members shall continue to act, if they are at least two in number, and any such vacancy may be filled by resolution adopted by a vote of 66-2/3% of the Board of Directors.


                                   ARTICLE IV

                                    OFFICERS


               Section 4.01. NUMBER. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chairman, a Vice Chairman, a Secretary and such other officers as the Board may appoint from time to time. Any two or more offices may be held by the same person. No officer , except the Chairman, need be a Director of the Corporation. [Section 33-763.]

               Section 4.02. ELECTION. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors following each annual meeting of the shareholders, and shall be elected to hold office until the first meeting of the Board following the next succeeding annual meeting of the shareholders.
Each officer shall hold office until a successor has been elected and qualified, or until such officer's earlier death, resignation or removal.


               Section 4.03. REMOVAL AND RESIGNATION; VACANCIES. Any officer may be removed with or without cause at any time by the Board of Directors, but without prejudice to such officer's contract rights, if any. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 33-766.]

               Section 4.04. AUTHORITY AND DUTIES OF OFFICERS. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

               Section 4.05. THE CHAIRMAN. The Chairman shall have the following powers and duties:

               (a) He or she shall perform such duties, in addition to those specified below, as may be assigned by the Board of Directors.

               (b) He or she shall preside at all shareholders' meetings.

               (c) He or she shall preside at all meetings of the Board of Directors.

               Section 4.06. THE SECRETARY. The Secretary shall have the following powers and duties:

               (a) He or she shall keep or cause to be kept a record of all the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose.

               (b) He or she shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

               (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such Committee.

               (d) He or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he or she may attest the same.
               (e) He or she shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

               (f) He or she shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

               (g) He or she shall sign certificates representing shares of the stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

               (h) He or she shall perform, in general, all duties incident to the office of Secretary and such other duties as may be given to him or her by these By-Laws or as may be assigned to him or her from time to time by the Board of Directors, the Chairman or the Vice Chairman.

                    Section 4.07. ADDITIONAL OFFICERS. The Board of Directors may elect such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors.

                    Section 4.08. SECURITY. The Board of Directors may require any officer or agent of the Corporation to provide security for the faithful performance of his or her duties, in such amount and of such character as may be determined from time to time by the Board of Directors.


                                   ARTICLE V

                                 CAPITAL STOCK


               Section 5.01. CERTIFICATES OF STOCK. Every holder of stock in the Corporation shall be entitled to a certificate or certificates certifying the number of shares owned by him or her in such Corporation. Share certificates may be under seal, or facsimile seal, of the Corporation and shall be signed by (1) the Chairman and by the Secretary or (2) by any two officers of the Corporation so authorized to sign by a resolution of the Board of Directors, except that such signatures may be facsimile if such certificate is signed by a transfer agent, transfer clerk acting on behalf of such corporation or registrar. Each certificate representing shares shall set forth upon the face thereof as at the time of the issue: (1) The name of the Corporation; (2) a statement that the Corporation is organized under the laws of Connecticut; (3) the name of the person to whom issued, or that the same is issued to bearer; (4) the number, class and designation of series, if any, of shares which such certificate represents; and (5) the par value of each share represented by such certificate or a statement that the shares are without par value. The Board of Directors of the Corporation may provide by resolution that some or all of any or all classes and series of its shares shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. [Section 33-676.]

               Section 5.02. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

               Section 5.03.  TRANSFERS OF STOCK; REGISTERED SHAREHOLDERS.

                    (a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose upon surrender to the Corporation or its transfer agent or agents of a certificate (unless such shares shall be uncertificated shares) representing shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer. Within a reasonable time after the transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates.

               (b) The Board of Directors, subject to these By-Laws, may make such rules, regulations and conditions as it may deem expedient concerning the subscription for, issue, transfer and registration of, shares of stock. Except as otherwise provided by law, the Corporation, prior to due presentment for registration of transfer, may treat the registered owner of shares as the person exclusively entitled to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner. [Section 33-678.]

                    Section 5.04. RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, to demand a special meeting or entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but such period shall not exceed, in any case, 70 days. If the stock transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 full days immediately preceding the date of such meeting. In lieu of closing the stock transfer books, the Board of Directors by resolution may fix a date as the record date for any such determination of shareholders, such date in any case to be not earlier than the date such action is taken by the Board of Directors and not more than 70 days, and, in case of a meeting of shareholders, not less than 10 full days, immediately preceding the date on which the particular event, requiring such determination of shareholders, is to occur. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section 5.04, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. [Section 33-701.]

               Section 5.05. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars. The same person may act as transfer agent and registrar for the Corporation.


                                   ARTICLE VI

                                    OFFICES


                    Section 6.01. REGISTERED OFFICE. The registered office of the Corporation in the State of Connecticut shall be located in the City of Hartford. [Section 33-660.]

               Section 6.02. OTHER OFFICES. The Corporation may maintain offices or places of business at such other locations within or without the State of Connecticut as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VII

                               GENERAL PROVISIONS


               Section 7.01. DIVIDENDS. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends or other distributions upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or Special Meeting of the Board of Directors and any such dividend or distribution may be paid in case, property or the Corporation's own shares. [Section 33-674, 33-687.]

                    Section 7.02. RESERVES. There may be set apart from time to time out of any funds of the Corporation available for dividends such reserve or reserves as the Board of Directors may deem appropriate and the Board of Directors may similarly modify or abolish any such reserve.

               Section 7.03. EXECUTION OF INSTRUMENTS. Subject to the approval of the Board of Directors, the Chairman, the Vice Chairman, the Secretary or any other officer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

               Section 7.04. DEPOSITS. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or by such officers or agents as may be authorized by the Board of Directors to make such determination.

               Section 7.05. CHECKS, DRAFTS, ETC. All notes, drafts, bills of exchange, acceptances, checks, endorsements and other evidences of indebtedness of the corporation, and its orders for the payment of money shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors, the Chairman or the Vice Chairman from time to time may determine.

               Section 7.06. SALE, TRANSFER, ETC. OF SECURITIES. To the extent authorized by the Board of Directors, the Chairman or the Vice Chairman together with the Secretary may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

               Section 7.07. VOTING AS SHAREHOLDER. Unless otherwise determined by resolution of the Board of Directors, the Chairman or the Vice Chairman shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock; such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting; and the Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons. All acts, votes and exercises of other rights, powers and privileges incident to the ownership of stock in subsidiaries of the Corporation shall be carried out only pursuant to resolutions of the Board of Directors adopted in accordance with these By-Laws.

               Section 7.08.  FISCAL YEAR.  Unless otherwise
determined by the Board of Directors, the fiscal year of the Corporation shall, in each calendar year, commence on the first day of January of each year and shall terminate on the last day of December.

               Section 7.09. SEAL. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "INCORPORATED CONNECTICUT." The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

               Section 7.10. BOOKS AND RECORDS; INSPECTION. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Connecticut as may be determined from time to time by the Board of Directors.


                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS


               Section 8.01.  AMENDMENT.  All By-Laws of the
Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration or repeal:

               (a) by the affirmative vote of the holders of not less than 80% of the voting power of shares entitled to vote at any Annual or Special Meeting of shareholders, the notice of which shall have specified or summarized the proposed amendment, alternation, repeal or new By-Laws, or

               (b) by the affirmative vote of Directors holding a majority of the Directorships at any Regular or Special Meeting of Directors the notice or waiver of notice of which, unless none is required hereunder, shall have specified or summarized the proposed amendment, alteration, repeal or new By-Laws,

 PROVIDED, however, that Section 1.02 (regarding special meetings of shareholders), Section 2.02 (regarding the number of Directors),
Section 2.07 (regarding quorum and voting requirements for Directors),
Section 2.12 (regarding removal of Directors), Section 2.13 (regarding vacancies and newly created Directorships), Sections 3.01, 3.02, 3.06 and 3.07 (regarding Committees and their members), and this Section
8.01 (regarding amendments) may be amended, altered, or repealed only by the affirmative vote of either (i) the holders of not less than 80% of the voting power of shares entitled to vote at any Annual or Special Meeting of shareholders, the notice of which shall have specified or summarized the proposed amendment, alteration or repeal, or (ii) by a vote of 66-2/3% of the Board of Directors at any Regular or Special Meeting of Directors the notice of which shall have specified the proposed amendment, alteration or repeal. The shareholders may at any time provide in the By-Laws that any other specified provision or provisions of the By-Laws may be amended, altered or repealed only in the manner specified in the foregoing clause (a) or in the foregoing proviso, in which event such provision or provisions shall be subject to amendment, alteration or repeal only in such manner. [Section 33-806.]


                                   #####




**** FOOTNOTES *****

          {1} Citations are to the Connecticut Business Corporation Act, and are inserted for reference only, and do not constitute a part of the By-Laws.